UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    June 18, 2007

Cano Petroleum, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 18, 2007, Cano Petroleum, Inc. (“Cano”), The Estate of Miles O’Loughlin and Scott White (the “Sellers”) and The Bank of New York Trust Company, N.A. entered into an Amended and Restated Escrow Agreement (the “New Agreement”).  The original Escrow Agreement (the “Original Agreement”) was entered into on November 29, 2005 in connection with the Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Cano acquired W.O. Energy of Nevada, Inc. from Miles O’Loughlin and Scott White.  Pursuant to the Original Agreement, the Sellers had $2,000,000 in cash in escrow to provide support to Cano for their indemnification obligations under the Stock Purchase Agreement.

Pursuant to the New Agreement, the Sellers deposited an aggregate of 434,783 shares of Cano common stock owned by the Sellers in exchange for the release of the cash from escrow.  The escrow lasts until the later of November 29, 2007 or the date of the full and final disposition of the OneOK Gas litigation and all claims related thereto.

The New Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Amended and Restated Escrow Agreement dated as of June 18, 2007 by and among Cano Petroleum, Inc., the Estate of Miles O’Loughlin and Scott White, and The Bank of New York Trust Company, N.A.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: June 21, 2007
	By:	/s/ Morris B. Smith
Morris B. Smith
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Escrow Agreement dated as of June 18, 2007 by and among Cano Petroleum, Inc., the Estate of Miles O’Loughlin and Scott White,
and The Bank of New York Trust Company, N.A.